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                          EXHIBIT INDEX
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Exhibit     Description                           Page
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N-1         Form of Notice                        Filed herewith

G-1         Financial Data Schedule - NEEI        Filed herewith

G-2         Financial Data Schedule - NEES        Filed herewith